UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2024

ANKAM INC.

(Exact name of registrant as specified in its charter)

NV	333-255392	61-1900749
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Wang Wen Lun

5F., No. 97, Jingye 1st Rd., Zhongshan Dist., Taipei City 104, Taiwan (R.O.C.).

(Address of Principal Executive Offices) (Zip Code)

+886-928486237

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On August 8, 2024, a group of investors led by Wang Wen Lung, Lin Chih Hsi, Kuo Yu Min, Sung Hsiang Yu, Wang Pao Kuei and Wang Pao Hua (the “Investor Group”) entered into stock purchase agreements for the acquisition of an aggregate of 3,480,067 shares of Common Stock of the Company and acquired a controlling 77% equity stake in ANKAM Inc (the “Company”) through a privately negotiated transaction.

The Investor Group purchased 3,480,067 shares of the Company’s common stock at a price of USD 0.143675 per share, for a total transaction value of US$ 500,000. This transaction was financed through the Investor’s Group own capital. The Purchase Agreement was fully executed and delivered, and the transaction was consummated on August 12, 2024. Consequently, the Investor Group is now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required, and, ultimately, the direction of our Company.

The Investor Group has outlined the following strategic plans for the Company:

•	Explore opportunities for international expansion and strategic partnerships
•	Invest in new app development specific in health industry

In addition, on August 8, 2024, Bakur Kalichava submitted his resignation from all executive officer positions with the Company, including President, Treasurer, Director and Secretary effective immediately.

On August 8, 2024, Enrike Bokuchava submitted his resignation from independent director with the Company effective immediately.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of August 8, 2024, Bakur Kalichava, the President, Treasurer, Director and Secretary of ANKAM INC. (the “Company”), is no longer holding the positions. Mr. Kalichava’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board of the Company appointed Wang Wen Lung (age xx) as the President, Treasurer, Director and Secretary, effective on August 8, 2024.

On August 8, 2024, Enrike Bokuchava submitted his resignation from independent director with the Company effective immediately. The Company do not appoint any independent director to replace Mr. Bokuchava position.

Background

Wang Wen Lun is an accomplished business leader with over 25 years of experience in the technology and manufacturing sectors. He currently serves as the President of Trust & Ethic Co. Ltd., a leading provider of ethical business solutions.

Prior to his role at Trust & Ethic, Mr. Wang held senior management positions at several prominent technology companies. He was the Purchasing Department Manager at NEC Taiwan Ltd. from 1988 to 1999, where he oversaw global supply chain operations. From 1999 to 2000, he served as the Materials Department Director at Dimension Computer Technology Co. Ltd.

In 2000, Mr. Wang joined Zero One Technology Co. Ltd. as the Vice General Manager, spearheading the firm's expansion into new product lines and international markets. His strong leadership and strategic vision were instrumental in driving the company's growth during his 4-year tenure.

Mr. Wang holds a Bachelor of Science degree in Accounting from Hsing Wu University. He is known for his commitment to ethical business practices and has been recognized as a trailblazer in the field of corporate social responsibility. At the same time, Mr. Wang commenced his career in health management and software development.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at 5F., No. 97, Jingye 1st Rd., Zhongshan Dist., Taipei City 104, Taiwan (R.O.C.).

Ankam

By: /s/ Wang Wen Lun

Wang Wen Lun

Title: President, Secretary, Treasurer, Director, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer)

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